    As filed with the Securities and Exchange Commission on August 30, 1996

                                        Registration No. 333-___________________

- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         HOLLYWOOD CASINO CORPORATION
          ------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

       DELAWARE                                       75-2352412
- ------------------------------------     -----------------------------------
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
incorporation or organization)

  13455 NOEL ROAD, SUITE 2200
        DALLAS, TEXAS                                             75240
- -------------------------------------                           ----------
(Address of Principal Executive Offices)                        (Zip Code)

          HOLLYWOOD CASINO CORPORATION 1996 LONG-TERM INCENTIVE PLAN HOLLYWOOD CASINO CORPORATION 1996 NON-EMPLOYEE DIRECTOR STOCK PLAN
      ------------------------------------------------------------------
                          (Full titles of the Plans)
                               WILLIAM D. PRATT
                          13455 NOEL ROAD, SUITE 2200
                             DALLAS, TEXAS  75240
          -----------------------------------------------------------
                    (Name and address of agent for service)

                                (214) 392-7777
           ---------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                                With a copy to:

                                ROBERT R. KIBBY
                           Haynes and Boone, L.L.P.
                                901 Main Street
                            3100 NationsBank Plaza
                             Dallas, Texas  75202
                                (214) 651-5000

                        CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------
                                        Proposed      Proposed
                                         Maximum       Maximum        Amount of
Title of Securities       Amount      Offering Price  Aggregate     Registration
To Be Registered     To Be Registered   Per Share   Offering Price      Fee
- --------------------------------------------------------------------------------
Class A Common Stock
$0.0001 par value..  3,150,000 shares      (1)      $18,562,656(1)  $6,400.92(1)
- --------------------------------------------------------------------------------
(1) The following stock options have been granted under the Hollywood Casino Corporation Stock Option Plans: options to purchase an aggregate of 20,000 shares were granted under the Hollywood Casino Corporation 1996 Non-Employee Director Stock Plan on June 12, 1996 having an exercise price of $6.25 per share. With respect to the remaining 3,130,000 shares registered hereby, the offering price per share, the aggregate offering price and the registration fee have been calculated in accordance with paragraphs (c)
      and (h)(1) of Rule 457 promulgated under the Securities Act of 1933 on the basis of the average high and low sale prices for Hollywood Casino Corporation's Class A Common Stock reported on the NASDAQ National Market composite tape on August 27, 1996 ($5.8906 per share).
- --------------------------------------------------------------------------------

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
        ---------------------------------------

        Hollywood Casino Corporation (the "Company") hereby incorporates by reference the following documents filed with the Securities and Exchange Commission (the "Commission"):

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (the "1995 Form 10-K");

        (b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996;

        (c) The Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996; and

        (d) The description of Common Stock included in the Company's Registration Statement on Form 8-A (No. 0-20275) as filed with the Commission on May 21, 1993.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date such documents are filed.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

                                 Legal Matters
                                 -------------

        The validity of the shares of Class A Common Stock being sold in this offering will be passed upon for the Company by Haynes and Boone, L.L.P. of Dallas, Texas, special counsel to the Company.

                                    Experts
                                    -------

        The consolidated balance sheets of the Company as of December 31, 1995 and 1994 and the consolidated statements of operations, changes in stockholders' deficit and cash flows for each of the three years in the period ended December 31, 1995 and schedules included in this Prospectus and elsewhere in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

Item 6. Indemnification of Directors and Officers
        -----------------------------------------

        The Company is a Delaware corporation. The General Corporation Law of the State of Delaware empowers a corporation, subject to certain limitations, to indemnify its directors and officers against expenses (including attorneys' fees), judgments, fines and certain settlements actually and reasonably incurred by them in connection with any suit or proceeding to which they are a party so long as they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to a criminal action or proceeding, so long as they had no reasonable cause to believe their conduct was unlawful.

        The Certificate of Incorporation and Bylaws of the Company required indemnification by the Company of its officers and directors to the fullest extent permitted by law, and permits the Board of Directors to indemnify, at its discretion, other employees or agents of the Company to the extent permitted by law. The Company maintains directors' and officers' insurance.

        For the undertaking with respect to indemnification, see Item 9 herein.

Item 8. Exhibits
        --------

Exhibit No.  Exhibit
- -----------  -------

     4.1 - Certificate of Incorporation of Hollywood Casino Corporation, as amended, filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1 (No. 33-58732) dated May 21, 1993 (the "1993 Form S-1") and incorporated by reference herein.

     4.2 - Amended Bylaws of Hollywood Casino Corporation, as amended, filed as Exhibit 3.2 to the 1993 Form S-1 and incorporated by reference herein.

     4.3 - Rights Agreement, dated as of May 7, 1993 between the Company and Continental Stock Transfer & Trust Company, as Rights Agent, filed as Exhibit 10.49 to the 1993 Form S-1 and incorporated by reference herein.

    *4.4  -  Hollywood Casino Corporation 1996 Long-Term Incentive Plan (the
             "Incentive Plan").

    *4.5  -  Hollywood Casino Corporation 1996 Non-Employee Director Stock Plan
             (the "Director Plan").

    *4.6  -  Form of Incentive Stock Option Agreement for use under the
             Incentive Plan.

    *4.7  -  Form of Nonqualified Stock Option Agreement for use under the
             Incentive Plan.

    *4.8  -  Form of Restricted Stock Award Agreement for use under the
             Incentive Plan.

    *4.9  -  Form of Stock Option Agreement for use under the Director Plan.

    *5.1 - Opinion of Haynes and Boone, L.L.P. with respect to validity of issuance of securities.

   *23.1  -  Consent of Arthur Andersen LLP.

    *23.2 -  Consent of Haynes and Boone, L.L.P. (included in Exhibit 5.1).

    *24.1 - Power of Attorney (included on the signature page of this registration statement).
_______________________

*  Filed herewith.

Item 9. Undertakings
        ------------

        (a) The undersigned registrant hereby undertakes:

            (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not
            --------  -------
        apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

            (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                       SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on the 30th day of August, 1996.

                                Hollywood Casino Corporation



                                By:          /s/ Jack E. Pratt
                                   --------------------------------------
                                   Jack E. Pratt, Chief Executive Officer

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Edward T. Pratt, Jr. and William
D. Pratt, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign, execute, and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this Registration Statement on Form S-8 under the Securities Act of 1933, including any amendment or amendments relating thereto, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons on behalf of the Company in the capacities and on the dates indicated:

     Signature                      Title                       Date
     ---------                      -----                       ----

/s/ Jack E. Pratt          Chief Executive Officer,        August 30, 1996
- -------------------------  Chairman of the Board
Jack E. Pratt              and Director

/s/ Edward T. Pratt, Jr.   Vice President, Treasurer,      August 30, 1996
- -------------------------  Vice Chairman of the Board
Edward T. Pratt, Jr.       and Director

/s/ William D. Pratt       Executive Vice President,       August 30, 1996
- -------------------------  Secretary and Director
William D. Pratt

/s/ Edward T. Pratt III    President, Chief Operating      August 30, 1996
- -------------------------  Officer and Director
Edward T. Pratt III

/s/ James A. Colquitt      Director                        August 30, 1996
- -------------------------
James A. Colquitt

/s/ Theodore H. Strauss    Director                        August 30, 1996
- -------------------------
Theodore H. Strauss

/s/ John C. Hull           Corporate Controller and        August 30, 1996
- -------------------------  Principal Accounting Officer
John C. Hull               (Principal Financial and
                           Accounting Officer)

                                 EXHIBIT INDEX
                                 -------------

Exhibit No.         Description
- -----------         -----------

  4.1 Certificate of Incorporation of Hollywood Casino Corporation, as amended, filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1 (No. 33-58732) dated May 21, 1993 (the "1993
             Form S-1") and incorporated by reference herein.

  4.2 Amended Bylaws of Hollywood Casino Corporation, as amended, filed as Exhibit 3.2 to the 1993 Form S-1 and incorporated by reference herein.

  4.3 Rights Agreement, dated as of May 7, 1993 between the Company and Continental Stock Transfer & Trust Company, as Rights Agent, filed as Exhibit 10.49 to the 1993 Form S-1 and incorporated by reference herein.

 *4.4 Hollywood Casino Corporation 1996 Long-Term Incentive Plan (the "Incentive Plan").

 *4.5 Hollywood Casino Corporation 1996 Non-Employee Director Stock Plan (the "Director Plan").

 *4.6 Form of Incentive Stock Option Agreement for use under the Incentive Plan.

 *4.7 Form of Nonqualified Stock Option Agreement for use under the Incentive Plan.

 *4.8 Form of Restricted Stock Award Agreement for use under the Incentive Plan.

 *4.9 Form of Stock Option Agreement for use under the Director Plan.

 *5.1 Opinion of Haynes and Boone, L.L.P. with respect to validity of issuance of securities.

*23.1        Consent of Arthur Andersen LLP.

*23.2        Consent of Haynes and Boone, L.L.P. (included in
             Exhibit 5.1).

*24.1 Power of Attorney (included on the signature page of this registration statement).

_______________________

*  Filed herewith.